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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

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                          FIRST SUPPLEMENTAL INDENTURE

                                       to
                                    INDENTURE
                          Dated as of October 17, 1997

                                     between

                              J. CREW GROUP, INC.,

                                   as Issuer,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
               (successor to State Street Bank and Trust Company),

                                   as Trustee


                             Dated as of May 6, 2003

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                          FIRST SUPPLEMENTAL INDENTURE

        FIRST SUPPLEMENTAL INDENTURE, effective as of May 6, 2003, by and between J. CREW GROUP, INC., a corporation duly organized and existing under the laws of New York (the "Company"), having its principal business office at 770 Broadway, New York, New York 10003, and U.S. BANK NATIONAL ASSOCIATION, a national banking corporation, as trustee and successor to State Street Bank and Trust Company (the "Trustee"), having a corporate trust office at Goodwin Square, 225 Asylum Street, Hartford, CT 06103.

                              W I T N E S S E T H:

        WHEREAS, the Company and the Trustee previously entered into an indenture (the "Indenture"), dated as of October 17, 1997 providing for the issuance of 13 1/8% Senior Discount Debentures Due 2008 (the "Notes");

        WHEREAS, Section 9.02 of the Indenture provides that amendments and supplements to the Indenture and the Notes may be made and one or more amended or supplemental indentures entered into by the Company and the Trustee with the consent of the holders of the Notes (the "Holders") of at least a majority in principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), except for certain specific events which require the consent of each Holder affected thereby;

        WHEREAS, the Company, through its wholly owned subsidiary, J. Crew Intermediate LLC, undertook an exchange offer and consent solicitation (the "Exchange Offer") pursuant to a confidential offering circular and consent solicitation statement dated April 4, 2003, offering to exchange the Holders' Notes for new securities of J. Crew Intermediate LLC, and requesting, among other things, that the Holders give their written consent to implement the amendments to the Indenture set forth in this First Supplemental Indenture (the "Amendments");

        WHEREAS, the Company has received through the Exchange Offer the valid consents of the Holders of at least a majority in principal amount at maturity of the Notes outstanding consenting to the substance of the Amendments set forth in this First Supplemental Indenture;

        WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

        WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

        WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

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        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all Holders as follows:

                                    ARTICLE 1
                                   AMENDMENTS

Section 1.01. Indenture Amendments. The Indenture is hereby amended as follows:

        (a)     The table of contents of the Indenture is amended by:

                (1) deleting "or Purchase" from the heading "Deposit of Redemption or Purchase Price" in Section 3.05";

                (2)     replacing the heading "Repurchase Offers" in Section
        3.09 with the heading "[intentionally omitted]";

                (3) replacing the heading "Maintenance of Office or Agency" in Section 4.02 with the heading "[intentionally omitted]";

                (4) replacing the heading "Taxes" in Section 4.05 with the heading "[intentionally omitted]";

                (5) replacing the heading "Stay, Extension and Usury Laws" in Section 4.06 with the heading "[intentionally omitted]";

                (6)     replacing the heading "Restricted Payments" in Section
        4.07 with the heading "[intentionally omitted]";

                (7) replacing the heading "Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" in Section 4.08 with the heading "[intentionally omitted]";

                (8) replacing the heading "Incurrence of Indebtedness and Issuance of Preferred Stock" in Section 4.09 with the heading "[intentionally omitted]";

                (9) replacing the heading "Assets Sales" in Section 4.10 with the heading "[intentionally omitted]";

                (10)    replacing the heading "Transactions with Affiliates" in
        Section 4.11 with the heading "[intentionally omitted]";

                (11) replacing the heading "Liens" in Section 4.12 with the heading "[intentionally omitted]";

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                (12)    replacing the heading "Offer to Purchase Upon Change of
        Control" in Section 4.13 with the heading "[intentionally omitted]";

                (13)    replacing the heading "Corporate Existence" in Section
        4.14 with the heading "[intentionally omitted]";

                (14)    replacing the heading "Business Activities" in Section
        4.15 with the heading "[intentionally omitted]"; and

                (15) replacing the heading "Merger, Consolidation of Sale of Assets" in Section 5.01 with the heading "[intentionally omitted]".

        (b)     Section 1.01 of the Indenture is amended by:

                (1)     deleting the following definitions:

                "Acquired Debt"
                "Asset Sale"
                "Attributable Debt"
                "Capital Lease Obligation"
                "Capital Stock"
                "Cash Equivalents"
                "Change of Control"
                "Consolidated Cash Flow"
                "Consolidated Net Income"
                "Credit Agent"
                "Credit Facilities"
                "Disqualified Stock"
                "Equity Interests"
                "Existing Indebtedness"
                "Fixed Charges"
                "Fixed Charge Coverage Ratio"
                "Guarantee"
                "Hedging Obligations"
                "Indebtedness"
                "Insolvency or Liquidation Proceedings"
                "Investments"
                "Net Income"
                "Net Proceeds"
                "New Credit Facility"
                "Non-Recourse Debt"
                "Obligations"
                "Permitted Business"
                "Permitted Refinancing Indebtedness"
                "Permitted Investments"
                "Permitted Liens"
                "Purchase Money Note"

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                "Qualified Proceeds"
                "Qualified Receivables Transaction"
                "Receivables"
                "Receivables Subsidiary"
                "Receivables Transaction"
                "Related Party"
                "Restricted Investment"
                "Restricted Subsidiary"
                "Significant Subsidiary"
                "Standard Securitization Undertakings"
                "Stated Maturity"
                "Unrestricted Subsidiary"
                "Voting Stock"
                "Weighted Average Life to Maturity"
                "Wholly Owned Subsidiary";

                (2) inserting the following immediately before the definition of "Default:

                "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.";

                (3) deleting "(other than Disqualified Stock)" from the definition of "Equity Offering"; and

                (4) replacing "Voting Stock" with "voting stock" in the definition of "Subsidiary".

        (c) Section 1.02 of the Indenture is amended by deleting each of the following terms and the corresponding section reference thereto:

                "Affiliate Transaction"
                "Asset Sale Offer"
                "Change of Control Offer"
                "Change of Control Payment"
                "Change of Control Payment Date"
                "Custodian"
                "Excess Proceeds"
                "incur"
                "Offer Amount"
                "Offer Period"
                "Pari Passu Indebtedness"
                "Payment Default"
                "Permitted Debt"
                "Purchase Date"
                "Repurchase Offer"
                "Restricted Payments".

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        (d)     Section 2.04 of the Indenture is amended by deleting the last sentence of such section.

        (e) Section 3.01 of the Indenture is amended by deleting the last sentence of such section.

        (f) Section 3.05 of the Indenture is amended by: (1) deleting "or Purchase" from the heading of such section; (2) deleting "or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or Section 4.13," from the first sentence of such section; (3) deleting "or purchased" and "or purchase" wherever such words appear in such section; and (4) deleting "or tendered in an Asset Sale Offer or Change of Control Offer" and "or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer" from the third sentence of such section.

        (g) Section 3.08 of the Indenture is amended by: (1) deleting "Except as set forth in Sections 3.09, 4.10 and 4.13 hereof" from such section; and (2) replacing "the" preceding "Company" in such section with "The".

        (h) Section 3.09 of the Indenture is amended by deleting the heading and the text of such section in their entirety and inserting in lieu thereof "[intentionally omitted]".

        (i) Article 4 of the Indenture is amended by deleting the heading and the text of Sections 4.02, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14 and 4.15 in their entirety and inserting in lieu thereof "[intentionally omitted]".

        (j) Section 4.04 of the Indenture is amended by: (1) deleting the following from the first sentence of such section: "(including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements)"; and (2) deleting "or Section 5.01" from the second sentence of such section.

        (k) Section 5.01 of the Indenture is amended by deleting the heading and the text of such section in their entirety and inserting in lieu thereof "[intentionally omitted]".

        (l) Section 5.02 of the Indenture is amended by: (1) deleting "in accordance with Section 5.01 hereof" from such section; and (2) deleting the following from the proviso in such section: "(i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any person other than the Company and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii)".

        (m) Section 6.01 of the Indenture is amended by: (1) inserting "and" after the semicolon at the end of clause (i) of such section; (2) deleting the semicolon at the end of clause (ii) of such section and inserting a period in lieu thereof; (3) deleting clauses (iii) to (viii) (inclusive) of such section in their entirety; and (4) deleting the following from the end of such section:
"The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."

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        (n)     Section 6.02 of the Indenture is amended by deleting the second and last sentences of such section.

        (o) Section 6.04 of the Indenture is amended by deleting the following from such section: "(other than an automatic acceleration resulting from an Event of Default under clause (vii) or (viii) of Section 6.01 hereof)".

        (p) Section 6.10 is amended by replacing "Obligations" with "obligation" in such section.

        (q) Section 7.07 is amended by deleting the penultimate sentence of such section.

        (r) Section 8.02 of the Indenture is amended by: (1) replacing "Indebtedness" with "indebtedness" in the second sentence of such section; and
(2) deleting ", 4.02" from clause (b) of such section.

        (s) Section 8.03 of the Indenture is amended by: (1) deleting ", 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 5.01" from the first sentence of such section; (2) replacing "Sections" immediately preceding "4.03" with "Section" in the first sentence of such section; and (3) deleting the last sentence of such section.

        (t) Section 9.02 of the Indenture is amended by: (1) deleting "(other than provisions relating to Sections 3.09, 4.10 and 4.13 hereof)" from clause (b) of such section; and (2) deleting "(other than a payment required by
Section 4.10 or 4.13 hereof)" from clause (g) of such section.

        (u) The "Back of Note" in Exhibit A-1 of the Indenture is amended by: (1) replacing "Obligations" with "obligations" in the last sentence of paragraph 4; (2) deleting "Except as set forth in paragraph 7 below" and replacing "the" preceding "Company" with "The" in paragraph 6; (3) deleting the text of paragraph 7 in its entirety and inserting in lieu thereof "[intentionally omitted]"; (4) deleting clauses (iii) to (vii)(inclusive) in paragraph 12; (5) inserting the word "and" after "Notes;" in clause (i) paragraph 12; and (6) deleting the third and last sentences from paragraph 12.

        (v) The "Back of Regulation S Temporary Global Note" in Exhibit A-2 of the Indenture is amended by: (1) replacing "Obligations" with "obligations" in the last sentence of paragraph 4; (2) deleting "Except as set forth in paragraph 7 below" and replacing "the" preceding "Company" with "The" in paragraph 6; (3) deleting the text of paragraph 7 in its entirety and inserting in lieu thereof "[intentionally omitted]"; (4) deleting clauses (iii) to
(vii)(inclusive) in paragraph 12; (5) inserting the word "and" after "Notes;" in clause (i) paragraph 12; and (6) deleting the third and last sentences from paragraph 12.

Section 1.02. Mutatis Mutandis Effect. The Indenture, as supplemented, is hereby amended mutatis mutandis to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 1.01 above.

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                                    ARTICLE 2
                                  MISCELLANEOUS

Section 2.01. Effect of the Supplemental Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

Section 2.02. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.03. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals to this First Supplemental Indenture are statements of the Company and the Trustee shall have no responsibility for such recitals.

Section 2.04. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 2.05. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

                            [Signature page follows]

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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first stated above.

                                             J. CREW GROUP, INC.


                                             By: /s/ Scott M. Rosen
                                                --------------------------------
                                             Name: Scott M. Rosen
                                             Title: Executive Vice-President and
                                             Chief Financial Officer


                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee,


                                             By: /s/ Philip G. Kane, Jr.
                                                 -------------------------------
                                             Name: Philip G. Kane, Jr.
                                             Title: Vice President

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